UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(RULE 14C-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE

ACT OF 1934

Check the appropriate box:

[X] Preliminary information statement

[ ] Confidential, for use of the Commission only (as permitted by Rule 0-11)

[ ] Definitive information statement

VillageEDOCS

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(Exact Name of Registrant as Specified in its Charter)

California

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(State or other jurisdiction of incorporation or organization)

927118109	33-0668917
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(CUSIP Number)	(IRS Employer Identification Number)

14471 Chambers Road, Suite 105, Tustin, CA 92780	(714) 734-1030
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(Address of principal executive offices)	Registrant's telephone number, (including area code)

Payment of Filing Fee (Check the appropriate box):

[X ] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14(c)-5(g) and 0-11.

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[ ]Fee paid previously with preliminary materials.

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VillageEDOCS

14471 Chambers Road

Suite #105

Tustin, California 92780

NOTICE OF ACTION BY

WRITTEN CONSENT OF SHAREHOLDERS

To the Stockholders of VillageEDOCS:

On June 16, 2004, holders of a majority of the voting capital stock of VillageEDOCS, a California corporation (the "Company"), acted by written consent in lieu of a special meeting of shareholders to provide for the following:

1.            Amendment to the Certificate of Incorporation increasing the number of authorized no par value shares of the Common Stock from 90,000,000 to 175,000,000, with no stated par value per share.

2.            Approval of a Plan of Restruction (the "Plan"), which includes the reorganization of the Company's electronic document delivery business by transferring all assets pertaining to the electronic document delivery business into a wholly-owned subsidiary of the Company to be formed for the purpose of the reorganization.

3.            Election of directors.

4.            Modification of the Company's 2002 Equity Incentive Plan to increase the number of shares reserved for issuance under the plan from 11,634,584 to 28,000,000.

5.            Ratification and approval of Executive Employment Agreements and Equity Incentive Arrangements with K. Mason Conner, H. Jay Hill, Michael Richard and Jay Thomas Zender.

As of May 31, 2004, we had 35,911,544 shares of our common stock outstanding. We are obligated under various existing agreements, options, warrants and convertible preferred stock and notes to issue additional shares of our common stock. After issuance of all shares of common stock that we are obligated to issue, and if all of our outstanding options and warrants are exercised and convertible notes are converted, based on certain assumptions as described in this Information Statement, we will have approximately 109,450,000 shares outstanding.

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934.  The actions taken pursuant to the written consents dated as of June 16, 2004 shall be effective on or about July ___, 2004, or twenty (20) days after the mailing of this Information Statement. You are urged to read the Information Statement in its entirety for a full description of the actions approved by the holders of a majority of the Company's outstanding voting capital stock.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF

STOCKHOLDERS AND NO STOCKHOLDER MEETING

WILL BE HELD TO CONSIDER ANY MATTER

WHICH IS DESCRIBED HEREIN.  WE ARE NOT ASKING YOU

FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

By Order of the Board of Directors

/s/ K. Mason Conner -------------------------------- K. Mason Conner, President and Director

VILLAGEEDOCS

14471 Chambers Road, Suite 105

Tustin, CA 92780

INFORMATION STATEMENT

The purpose of this information statement is to notify the holders of our common stock as of the close of business on July __, 2004 (the "Record Date"), that on June 16, 2004 we received the written consent in lieu of a meeting of stockholders, from the holders of 19,925,502 shares of our common stock, presenting approximately 55.5% of our outstanding voting common stock approving the following actions:

1.            Amendment to the Certificate of Incorporation increasing the number of authorized no par value shares of the Common Stock from 90,000,000 to 175,000,000, with no stated par value per share.

2.            Approval of a Plan of Restructuring (the "Plan"), which includes the reorganization of the Company's electronic document delivery business by transferring all assets pertaining to the electronic document delivery business into a wholly-owned subsidiary of the Company to be formed for the purpose of the reorganization.

3.            Election of directors.

4.            Modification of the Company's 2002 Equity Incentive Plan to increase the number of shares reserved for issuance under the plan from 11,634,584 to 28,000,000.

5.            Ratification and approval of Executive Employment Agreements and Equity Incentive Arrangements with K. Mason Conner, H. Jay Hill, Michael Richard and Jay Thomas Zender.

This information statement is first being mailed or furnished to stockholders on or about July ___, 2004 and the actions described herein will not become effective until at least 20 days thereafter.  We will pay all costs associated with the preparation and distribution of this information statement, including all mailing and printing expenses.  We will also, upon request, reimburse brokers, banks and similar organizations for reasonable out-of-pocket expenses incurred in forwarding this information statement to their clients.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOUR ARE REQUESTED NOT TO SEND US A PROXY

WEBSITE ACCESS TO REPORTS

Our principal executive offices are currently located at 14471 Chambers Road, Suite #105, Tustin, CA  92780.  The Company's Internet website address is www.villageedocs.com.  The Company's annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, and current reports of Form 8-K, and all amendments thereto, are available free of charge on the Company's website as soon as reasonably practical after such reports are electronically filed with, or furnished to, the U.S. Securities and Exchange Commission.

1.            Amendment To Our Articles of Incorporation To Increase Our Authorized Common Stock

The Certificate of Amendment to the Company's Certificate of Incorporation that reflects the increase in the authorized Common Stock from 90,000,000 shares to 175,000,000 shares, with no stated par value is attached hereto as Exhibit A (the "Certificate of Amendment"). The increase in the authorized Common Stock will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of California, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to the Company's stockholders.

(a) Reason for Increase

The Board of Directors and the Company's stockholders approved the increase in the authorized Common Stock in order to ensure that the Company has sufficient shares of Common Stock to meet its existing obligations. As a result of the increase in authorized Common Stock, the Company will be able to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, establishing strategic relationships with corporate partners, acquiring or investing in complementary businesses or products, providing equity incentives to employees, and effecting stock splits or stock dividends. As a result of the increase in the Company's authorized Common Stock, the Company will also be able to meet its existing obligations to issue Common Stock, as described in greater detail below.

(b) Existing Obligations to Issue Common Stock

At the present time, the Company does not have sufficient shares of Common Stock to meet its existing obligations to issue Common Stock. As of May 31, 2004, the Company had 35,911,544 shares of Common Stock outstanding and 90,000,000 shares authorized for issuance. After the issuance of all the shares of Common Stock that the Company is currently obligated to issue, and if all of its outstanding options and warrants were exercised and all convertible debentures were converted, the Company would have approximately 109,450,000 shares of Common Stock outstanding.

(c) Effects of Increase

In general, the issuance of any new shares of Common Stock will cause immediate dilution to the Company's existing stockholders, may affect the book value or market price of our common stock, may affect the amount of any dividends paid to such stockholders and may reduce the share of the proceeds of the Company that they would receive upon liquidation of the Company.   Issuance of additional common stock will reduce the proportionate ownership and voting power of our then existing shareholders.  Another effect of increasing the Company's authorized Common Stock may be to enable the Board of Directors to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of Common Stock available to effect transactions (such as private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company, even if such party is offering a significant premium over the current market price of the Common Stock. Such an issuance of shares of Common Stock would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company.  The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this resolution was not presented with the intent that the increase in the Company's authorized Common Stock be utilized as an anti-takeover measure.

The Amendment to the Corporation's Articles of Incorporation shall be filed with the California Secretary of State so that Article IV of the Articles of Incorporation shall read as follows:

                       "This Corporation is authorized to issue only one class of shares of stock, which shall be designated as common stock; the total number of shares which the Corporation is authorized to issue is 175,000,000."

2.            Approval of Plan of Internal Restructuring

The Board of Directors has determined it would be in the best interest of the Company and its shareholders for the Board to have the flexibility to transfer some or substantially all of the Company's assets to directly or indirectly wholly-owned subsidiaries ("Subsidiaries"), with the result that the Company would become a holding company.  Toward that end, the Board has unanimously approved a Plan of Internal Restructuring (the "Plan"), proving for the Company to transfer its current electronic document delivery business assets to a new subsidiary.  Following the restructuring, the Company will have two operating subsidiaries, Tailored Business Systems, Inc. and its newly formed wholly-owned California subsidiary relating to its electronic document delivery business.

Although California law is not clear that implementation of the Plan requires shareholder approval, the Company nonetheless is determined to submit this Plan through a binding shareholder vote.  However, the submission of the Plan to the shareholders is not intended to affect the Company's right, under applicable California law, to dispose of less and all or substantially all of its assets without shareholder approval.  Approval of the Plan by the shareholders will not preclude the shareholders right to challenge any future dispositions by the Company of the stock or assets of the Subsidiaries, if such dispositions are not made in compliance with the Plan or applicable California law.

If the Plan is fully implemented, the Company's current principal operations will be conducted by newly formed Subsidiaries of the Company.  The new structure will permit greater flexibility in the management and financing of new and existing business operations and opportunities.  The new holding company structure would also facilitate the Company's entry into new businesses or other business combinations with third parties.  It is contemplated that the restructuring would further the objective of operating Company's business, and any additional businesses acquired in the future, on a more self-sufficient, independent, economic basis.  In addition, a holding company structure would permit improved delineation of administrative and other responsibilities within the corporate structure and would allow a designated group of executive employees to concentrate their efforts on the concerns of the consolidated enterprise as a whole.

The outstanding stock of the Company would not be affected by the proposed internal restructuring.  The shareholders of the Company will continue as such, with the same voting, dividend and liquidation rights and ownership interests as before.  As a result of such restructuring, the shareholders of the Company will not directly elect the directors of the new operating Subsidiaries.  Directors of these Subsidiaries will be elected by the Board of the Company, which will be sole or majority shareholder of these Subsidiaries.  Notwithstanding that fact, however, the overall management, affairs and operations of the Company will be under the direction of the Board.  In the event the Company proposes to make or further dispose of the stock of Subsidiary, and if such disposition constitutes substantially all the assets of the Company, shareholder approval would be required for any such disposition.  For this reason, the restructuring does not alter shareholders rights to approve such dispositions.

The implementation of the Plan will not have a material effect on the consolidated financial statements of the Company.  Notwithstanding the new structure, the Company will continue to report its financial operations and conditions on a consolidated basis.  It is not anticipated that the restructuring will result in any material change in the overall operations of the Company or the location of its facilities.  Similarly, the proposed restructuring will not result in any changes in the current membership of the Board.  Persons who are currently serving as officers or directors of the Company may become officers and/or directors of one or more of the Subsidiaries.  Any assets transfer pursuant to the Plan will be conveyed to the appropriate Subsidiary on a tax-free basis pursuant to Section 351 of the Internal Revenue Code of 1986, as amended.  The Subsidiaries will be directly or indirectly, wholly-owned by the Company.  Although, the Company has no present plan affecting the Subsidiaries, it is possible that some Subsidiaries may not be wholly-owned in the future.  We do not believe the shareholders are entitled to any appraisal or similar rights under California law relating to the proposed restructuring.

A copy of the Plan of Restructuring is attached hereto as Exhibit B.

3.            Election of Directors

On June 16, 2004, a written consent was filed in lieu of an annual meeting to elect to the Board of Directors of the Company, to hold office until the next shareholders meeting of the Company, each of K. Mason Conner, H. Jay Hill, and J. Thomas Zender.

The following table sets forth certain information with respect to each person who is a director, executive officer, or significant employee of the Company or its subsidiary as of February 29, 2004.

Name	Age	Position
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J. Thomas Zender	64	Chairman of the Board

K. Mason Conner	47	President, Chief Executive Officer, Director

H. Jay Hill	64	Executive Vice President of Corporate Development, Director

Michael A. Richard	35	Chief Financial Officer, Corporate Secretary

James L. Kolassa	50	President of Tailored Business Systems, Inc.

Stephen A. Garner	49	Vice President and Co-Chief Technology Officer of Tailored Business Systems, Inc.

James L. Campbell	47	Vice President and Co-Chief Technology Officer of Tailored Business Systems, Inc.

Executive officers are appointed by the Board of Directors and serve until their successors are duly elected and qualify, subject to earlier removal by the Board of Directors. Directors are elected at the annual meeting of shareholders to serve for their term and until their successors are duly elected and qualify, or until their earlier resignation, removal from office, or death. The remaining directors may fill any vacancy in the Board of Directors for an unexpired term. The term of the current directors continues until the next annual meeting of shareholders to be held in 2005. Mr. Zender has been a director since August 1997, Mr. Hill since October 1997, and Mr. Conner since October 1998.

Business Experience of Executive Officers, Directors and Significant Employees

J. Thomas Zender has been a director since 1997 and has been Chairman of the Board since January 2001. He is an information technology industry consultant specializing in strategic business development with 36 years of management and marketing experience. He has held management positions at General Electric, Honeywell, ITT and other companies.  He has been an officer in three publicly held corporations, one NYSE listed company and two NASDAQ traded companies. From 1996 through 2001 Mr. Zender served as an interim executive for several companies in their early stage, including CEO of VillageEDOCS from 1997 to 1999.  He serves on the boards of two companies in the information technology sector, one publicly traded and the other privately held.  Currently, Mr. Zender is President and CEO of Unity, a global not-for-profit organization, where he also serves on the board of directors.

K. Mason Conner joined the Company as Vice-President of Sales in 1997 and has been President and a Board Member, since 1998, Acting Vice-President of Sales between 1998 and 2002, and Chief Executive Officer since 1999.   Mr. Conner is also a Director and the President of  Tailored Business Systems, Inc. ("TBS"), which became a wholly owned subsidiary of the Company on February 17, 2004.  He has 27 years in sales and business management experience, including 19 years of direct and channel sales experience in the voice and data communications products and services industry. In the early 1980's he was involved in the application of Internet Protocol technologies with the military. In the late 1980s and early 1990s he was a principal strategist for an international initiative to transform K-12 education through the use of the Internet. He was a lead consultant with LTS for the electronic vulnerability threat assessment of the Los Angeles Airport Department after the "UnaBomber" threat. He has held senior sales management positions with Banyan Systems, Doelz Networks, and Timeplex. During the five years prior to joining the Company, Mr. Conner was Director of Sales at Telecom Multimedia Systems from 1996 to 1997, Vice President of Sales at Lo Tiro-Sapere from 1995 to 1996, and Vice President of Sales at Digital Network Architectures from 1991 to 1995.

H. Jay Hill has been a director since 1997 and became the Executive Vice President of Corporate Development in May of 2003.  Mr Hill is also a Vice President of TBS.  For the last 20 years, he has primarily been a senior executive in turnaround situations in information technology and telecommunication companies. From November 2000 to May of 2003, Mr. Hill was CEO, President and a Director of LightPort Advisors, Inc, a private Internet service provider for the financial services market.  He has held similar positions with Unitron Medical Communications, Inc. (d/b/a Moon Communications) (1999-2000) and Amnet Corporation (Netlink) (1989-1994), and has held senior sales and marketing management positions with SunCoast Environmental Controls (1996-1999), Technology Research Corporation (1994-1996), Harris Corporation, Doelz Networks, Paradyne/AT&T, and Inforex.  His primary background in sales and marketing commenced with Philadelphia Electric Company and IBM.  During 1999, Moon Communications, which was then a subsidiary of Sabratek Corp., filed for protection under Chapter 11 of the U.S. Bankruptcy Code in connection with the reorganization of Sabratek.

Michael A. Richard joined the Company in February 2001 and is the Chief Financial Officer and Corporate Secretary.  Mr. Richard is also a Director and the Secretary of TBS.  Mr. Richard has over 13 years of diverse management and public corporate reporting experience for start-up and early stage ventures.  From 1999-2000 he served as V.P. Controller for The BigHub.com, Inc., a public new media company providing unique content, private label search engine, e-commerce solutions, and controlling a direct mail operation.  From 1995-1999, Mr. Richard served first as Controller and then as Vice President, Accounting (principal accounting officer), and finally as a Director of PortaCom Wireless, Inc., a public developer and operator of companies with contracts to provide wireless telecommunication services in China and other emerging markets.

James L. Kolassa joined the Company in April 2004 and is the President of TBS.   Mr. Kolassa has over 25 years of experience and success in the computer industry from direct sales with IBM and Hitachi Data Systems to channel development and distribution with both SupportNet and KeyLink Systems.  Mr. Kolassa also served as the President of  a software firm that he later sold.  Mr. Kolassa holds a BBA in Marketing Management from Western Michigan University and an MBA in MIS from Indiana University.

Stephen L. Garner is a Vice President and Co-Chief Technology Officer of TBS.  From 1988 through the date of the acquisition, Mr. Garner served as the President of TBS.  Mr. Garner has over 25 years experience in Information Technology.  Mr. Garner holds/obtained a BS in Mathematics from Georgia Southern University in 1978. Mr. Garner is also a Certified IBM Technical Solutions Provider.

James M. Campbell is a Vice President and Co-Chief Technology Officer of TBS.   From 1988 through the date of the acquisition, Mr. Campbell served as the Secretary-Treasurer of TBS.  Mr. Campbell has over 25 years of experience in the design and implementation of system software.  Mr. Campbell obtained a BBA in Accounting from Georgia Southern University in 1978 and is a Certified Public Accountant.

Board of Directors

The Company's Bylaws fix the size of the Board of Directors at no fewer than three and no more than five members, to be elected annually by a plurality of the votes cast by the holders of Common Stock, and to serve until the next annual meeting of stockholders and until their successors have been elected or until their earlier resignation or removal. We currently have three directors, all of whom were elected to their current terms on December 4, 2002.  The Company currently has no Audit, Compensation or Nominating Committees.

Summary Compensation Table

The following table shows the compensation paid or accrued by the Company for the fiscal years ended December 31, 2003 and 2002 to or for the account of the President and Chief Executive Officer. No other executive officer or director of the Company received benefits or annual salary and bonus of $100,000 or more during the stated period. Accordingly, the summary compensation table does not include compensation of other executive officers.

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	ANNUAL COMPENSATION			LONG-TERM COMPENSATION
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Name & Principal	Salary	Bonus	Other	Stock options	LTIP Payouts	Other
Position	($)	($)	($)	(#)	($)	($)
-------------	------------	--------	---------	-----------------	-----------	-------
Fiscal 2003
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Mason Conner
President, CEO	$111,667	--	--	--	--	--
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Fiscal 2002
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Mason Conner
President, CEO	$105,000	--	--	1,719,658	--	--
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Employment and Other Agreements

See "Executive Compensation for 2004", below, for a summary of compensation arrangements with our senior management personnel.

Board of Director Compensation

Members of our board of directors receive no cash compensation for services as a director or for attendance at or participation in meetings. Directors receive options to purchase common stock as compensation for services as a director. In past years, directors have received options to purchase the Company's common stock in consideration for services as a director. There has been no determination made as to the number and exercise price of options, if any, that will be issued to our directors for service during terms following the term that expired on October 5, 2001.  Directors are reimbursed for out-of-pocket expenses incurred by them in connection with attending meetings. All directors have options to purchase shares of the Company's Common Stock (see  "Security Ownership of Certain Beneficial Owners and Management").  The Company has no other arrangements regarding compensation for services as a director.

Audit Committee and Audit Committee Financial Expert

Because our board of directors is comprised of only three members, none of which are considered to be independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we have determined that it is impractical to form an audit committee of the board of directors.  The entire board of directors of the Company acts as the audit committee as specified in section 3(a)(58)(B) of the Exchange Act.  In addition, we do not have an audit committee financial expert as defined by Item 401(e) of Regulation S-B of the Exchange Act at this time because we believe that we are not in a position to attract suitable candidates due to insufficient capital resources.  In addition, we are not required by the OCTBB to have either an audit committee or an audit committee financial expert.

Code of Ethics

The Company has adopted a written Code of Ethics designed to deter wrongdoing and promote honest and ethical conduct, full, fair and accurate disclosure, compliance with laws, prompt internal reporting and accountability to adherence to the Code of Ethics. This Code of Ethics has been filed with the Securities and Exchange Commission as Exhibit 14.1 to this Annual Report on Form 10-KSB and will be posted on the Company's Internet website (www.villageedocs.com).  Any amendments or waivers to this Code of Ethics with respect to the Company's principal executive officer, principal financial officer, principal accounting officer or controller (or persons performing similar functions) will be posted on our web site. One may also obtain, without charge, a copy of this Code of Ethics by contacting the Company's Investor Relations Department at (714) 368-8705.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of shares of the Company's Common Stock owned as of May 31, 2004 beneficially by (i) each person who beneficially owns more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) the President and Chief Executive Officer of the Company (the only executive officer of the Company whose cash and non-cash compensation for services rendered to the Company for the year ended December 31, 2003 exceeded $100,000), and (iv) directors, executive officers, and significant employees as a group:

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Name of Beneficial	Amount and Nature of	Percent
Owner (1)	Beneficial Ownership (2)	of Class (3) (4)
----------------------------------	---------------------------	-------------------
James Townsend (5)	10,677,372	11.8

C. Alan Williams (6)	61,557,361	67.8

K. Mason Conner (7)	2,352,155	2.6

J. Thomas Zender (8)	930,027	1.0

H. Jay Hill (9)	1,014,027	1.1

All directors, executive officers,
and significant employees as a
group (7 persons)	9,085,376	10.0
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(1)  The address of each individual is in care of the Company.

(2)  Represents sole voting and investment power unless otherwise indicated.

(3)  Based on approximately 35,911,544 shares of the Company's Common Stock outstanding at May 31, 2004, plus, as to each person listed, that  portion of Company Common Stock subject to outstanding options, warrants, and convertible debt which may be exercised or converted by such person, and as to all directors and executive officers as a group, unissued shares of  Company Common Stock as to which the members of such group have the right to acquire beneficial ownership upon the exercise of stock options or  warrants, or conversion of convertible debt within the next  60 days.

(4)  Excludes 14,636,856 shares reserved for issuance under outstanding options and warrants.

(5)  Includes warrants to acquire 49,256 shares of Common Stock at $2.50 per share, debt convertible to 7,243,070 shares of Common Stock at $0.10 per share, options to acquire 32,497 shares of Common Stock at $2.50 per share, and options to purchase 67,864 shares of Common Stock at $0.1875 per share.

(6)  Includes $4,223,063 of debt convertible to 38,231,859 shares of Common Stock at $0.07 to $2.50 per share and a warrant to purchase 5,000,000 shares of Common Stock at $0.10 per share.

(7)  Includes options to acquire 600,000 shares of Common Stock at $0.25 per share, options to acquire 32,497 shares at $2.50 per share, and options to acquire 1,719,658 shares at $0.1875 per share.

(8) Includes options to acquire 290,000 shares of Common Stock at $0.20 per share, options to acquire 32,497 shares at $2.50 per share, and options to acquire 367,530 shares at $0.1875 per share.

(9) Includes options to acquire 200,000 shares of Common Stock at $0.20 per share, options to acquire 32,497 shares at $2.50 per share, options to acquire 274,530 shares at $0.1875 per share, and options to acquire 375,000 shares at $0.10 per share.

Securities Authorized for Issuance Under Equity Compensation Plans

The following provides information, as of December 31, 2003, concerning compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance.

	(a)	(b)	(c)
	-----------------------	----------------------	--------------------
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighed-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))
-----------------------------------	-----------------------	----------------------	--------------------
Equity compensation plans
approved by security holders	13,250,591	$0.37	3,383,993

Equity compensation plans not
approved by security holders	89,275	$1.83	--
	----------------------	----------------	--------------------
Total	13,339,866	$0.37	3,383,993

4.            Increase Common Shares Underlying our 2002 Equity Compensation Plan

On June 16, 2004, a written consent was filed to approve an increase in the number of shares of the Company's common stock reserved for issuance pursuant to the VillageEDOCS 2002 Equity Incentive Plan to a total of 28,000,000 shares.  The purpose of the plan is to attract and retrain and provide incentives to current and future employees, officers, directors, and consultants of the Company and of its current and future subsidiaries thereby increasing stockholder value.

5.            Executive Compensation for 2004

We have entered into employment agreements with K. Mason Conner, our President and Chief Executive Officer, H. Jay Hill, our Executive Vice President - Corporate Development, and Michael Richard, our Chief Financial Officer and have approved a compensation arrangement with J. Thomas Zender, one of our directors.  On June 16, 2004, a written consent was filed with the Company to approve each of these employment agreements and the compensation arrangement with Mr. Zender.  Following is a summary of the significant terms of each of these agreements:

K. Mason Conner.  Mr. Conner's employment agreement, dated as of June 10, 2004, provides for Mr. Conner to serve as our President and Chief Executive Officer for a term of three years from June 15, 2004.  The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Conner or the Company gives the other party at least ninety days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

The employment agreement provides for Mr. Conner to receive a base salary of $150,000 for the first year.  The Company will review Mr. Conner's salary at annual intervals, and may adjust his annual base salary from time to time as the Board of Directors or its Compensation Committee deems to be appropriate, provided, however, that the salary for the second and each succeeding year shall not be less than 105% of the salary for the prior year.  Mr. Conner is entitled to an incentive bonus based upon the Company's net income.  For the 2004 fiscal year, Mr. Conner will be paid a bonus equal to 10% of the Company's net income.  For fiscal 2005 and 2006, the percentage of net income paid to Mr. Conner will be determined by the Board of Directors, but may not be less than 4% of net income for 2005 and 2% for 2006.

Mr. Conner will be paid an incentive bonus for each acquisition closed during the term of the employment agreement.  For each acquisition, Mr. Conner will be issued shares of the Company's common stock having an aggregate market value on the date of such closing equal to 2% of the acquisition price.

Pursuant to the employment agreement, we have granted Mr. Conner options for 3,500,000 shares of our common stock (the "Option Shares").  The Option Shares will vest over a five year period and may be exercised during the seven year period after vesting.  If Mr. Conner voluntarily resigns or is terminated for cause, all unvested options will be forfeited and cancelled; provided, that Mr. Conner shall be fully vested in then unvested Option Shares (A) in the event of his termination by the Company other than for cause, (B) upon the consummation of a Change in Control, or (C) upon Mr. Conner's death or disability.  Mr. Conner is entitled to full ratchet anti-dilution protection with respect to forty (40%) percent of vested options.  The Company has agreed to use its best efforts to register, and maintain the effectiveness of a registration statement on Form S-8, for resale all of the Option Shares granted to Mr. Conner and, at any time that Form S-8 is not effective, to grant him piggyback registration with respect to any registration statement filed by the Company.

Mr. Conner also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to four weeks annual vacation.  He is also entitled to be reimbursed for business expenses incurred by him in promoting the Company's business.

If Mr. Conner's employment is terminated for reasons other than death, disability, or voluntary termination by Mr. Conner, the Company will be obligated to make monthly payments to Mr. Conner for each month during the remaining term of the employment agreement, but not less than twelve (12) months.  Each monthly payment shall be equal to one-twelfth (1/12th) of twice Mr. Conner's annual base salary, as in effect on the date of termination.  In addition, any restricted stock, stock options or other awards granted to him will become immediately vested in full and, in the case of stock options, exercisable in full. Mr. Conner will also be permitted to continue to participate for a period of one year, at the Company's expense, in all benefit and insurance plans, coverage and programs in which he was participating as of the termination date.

The Company may terminate the agreement if it determines that Mr. Conner has been unable to attend to his duties for at least ninety (90) days because of a medically diagnosable physical or mental condition, and has received a written opinion from a physician acceptable to the Board that such condition prevents the him from resuming full performance of his duties and is likely to continue for an indefinite period.  Upon such termination, the Company shall pay Mr. Conner a monthly disability benefit equal to one-twelfth (1/12th) of his current annual base salary at the time he became permanently disabled until the earliest of (i) the month in which the he returns to active employment, either with the Company or otherwise, (ii) the end of the initial term of the agreement, or the current renewal term, as the case may be, or (iii) the twenty-fourth month after the date of the termination. Any such payments shall be reduced by any amounts paid to Mr. Conner under any long-term disability plan or other disability program or insurance policies maintained or provided by the Company.

If Mr. Conner is terminated for Cause, he shall be entitled to receive his base salary through the date of termination and any non-forfeitable benefits earned and payable to him under the terms of deferred compensation or incentive plans maintained by the Company.

In the event of a Change in Corporate Control, any restricted stock, stock options or other awards granted to Mr. Conner shall become immediately vested in full and, in the case of stock options, exercisable in full.  Additionally, if at any time during the twelve (12) consecutive months following or six (6) months prior to the occurrence of a Change in Corporate Control, Mr. Conner is involuntarily terminated (other than for Cause) by the Company, he shall be entitled to lump sum severance pay in an amount equal to the sum of (i) 299% of his annual base salary in effect at the time of the Change in Corporate Control plus (ii) 299% of the annual bonus paid to him with respect to the last fiscal year ending prior to the Change in Corporate Control.

H. Jay Hill.  Mr. Hill's employment agreement, dated as of June 10, 2004, provides for Mr. Hill to serve as our Executive Vice President - Corporate Development for a term of three years from June 16, 2004.  The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Hill or the Company gives the other party at least ninety days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

The employment agreement provides for Mr. Hill to receive a base salary of $120,000 for the first year.  The Company will review Mr. Hill's salary at annual intervals, and may adjust his annual base salary from time to time as the Board of Directors or its Compensation Committee deems to be appropriate, provided, however, that the salary for the second and each succeeding year shall not be less than 105% of the salary for the prior year.

Mr. Hill will be paid an incentive bonus for each acquisition closed during the term of the employment agreement.  For each acquisition, Mr. Hill will be paid in kind consideration in an amount equal to 3.5% of the acquisition price.

Pursuant to the employment agreement, we have granted Mr. Hill options for 500,000 shares of our common stock (the "Option Shares").  The Option Shares will vest over a five year period and may be exercised during the seven year period after vesting.  If Mr. Hill voluntarily resigns or is terminated for cause, all unvested options will be forfeited and cancelled; provided, that Mr. Hill shall be fully vested in then unvested Option Shares (A) in the event of his termination by the Company other than for cause, (B) upon the consummation of a Change in Control, or (C) upon Mr. Hill's death or disability.  Mr. Hill is entitled to full ratchet anti-dilution protection with respect to forty (40%) percent of vested options.  The Company has agreed to use its best efforts to register, and maintain the effectiveness of a registration statement on Form S-8, for resale all of the Option Shares granted to Mr. Hill and, at any time that Form S-8 is not effective, to grant him piggyback registration with respect to any registration statement filed by the Company.

Mr. Hill also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to four weeks annual vacation.  He is also entitled to be reimbursed for business expenses incurred by him in promoting the Company's business.

If Mr. Hill's employment is terminated for reasons other than death, disability, or voluntary termination by Mr. Hill, the Company will be obligated to make monthly payments to Mr. Hill for each month during the remaining term of the employment agreement, but not less than twelve (12) months.  Each monthly payment shall be equal to one-twelfth (1/12th) of twice Mr. Hill's annual base salary, as in effect on the date of termination.  In addition, any restricted stock, stock options or other awards granted to him will become immediately vested in full and, in the case of stock options, exercisable in full. Mr. Hill will also be permitted to continue to participate for a period of one year, at the Company's expense, in all benefit and insurance plans, coverage and programs in which he was participating as of the termination date.

The Company may terminate the agreement if it determines that Mr. Hill has been unable to attend to his duties for at least ninety (90) days because of a medically diagnosable physical or mental condition, and has received a written opinion from a physician acceptable to the Board that such condition prevents the him from resuming full performance of his duties and is likely to continue for an indefinite period.  Upon such termination, the Company shall pay Mr. Hill a monthly disability benefit equal to one-twelfth (1/12th) of his current annual base salary at the time he became permanently disabled until the earliest of (i) the month in which the he returns to active employment, either with the Company or otherwise, (ii) the end of the initial term of the agreement, or the current renewal term, as the case may be, or (iii) the twenty-fourth month after the date of the termination. Any such payments shall be reduced by any amounts paid to Mr. Hill under any long-term disability plan or other disability program or insurance policies maintained or provided by the Company.

If Mr. Hill is terminated for Cause, he shall be entitled to receive his base salary through the date of termination and any non-forfeitable benefits earned and payable to him under the terms of deferred compensation or incentive plans maintained by the Company.

In the event of a Change in Corporate Control, any restricted stock, stock options or other awards granted to Mr. Hill shall become immediately vested in full and, in the case of stock options, exercisable in full.  Additionally, if at any time during the twelve (12) consecutive months following or six (6) months prior to the occurrence of a Change in Corporate Control, Mr. Hill is involuntarily terminated (other than for Cause) by the Company, he shall be entitled to lump sum severance pay in an amount equal to the sum of (i) 200% of his annual base salary in effect at the time of the Change in Corporate Control plus (ii) 200% of the annual bonus paid to him with respect to the last fiscal year ending prior to the Change in Corporate Control.

Michael Richard.  Mr. Richard's employment agreement, dated as of June 10, 2004, provides for Mr. Richard to serve as our Chief Executive Financial Officer for a term of two years from June 15, 2004.  The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Richard or the Company gives the other party at least ninety days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

The employment agreement provides for Mr. Richard to receive a base salary of $95,000 for the first year.  The Company will review Mr. Richard's salary at annual intervals, and may adjust his annual base salary from time to time as the Chief Executive Officer deems to be appropriate, provided, however, that the salary for the second and each succeeding year shall not be less than 105% of the salary for the prior year.

Pursuant to the employment agreement, we have granted Mr. Richard options for 650,000 shares of our common stock (the "Option Shares").  The Option Shares will vest over a five year period and may be exercised during the seven year period after vesting.  If Mr. Richard voluntarily resigns or is terminated for cause, all unvested options will be forfeited and cancelled; provided, that Mr. Richard shall be fully vested in then unvested Option Shares (A) in the event of his termination by the Company other than for cause, (B) upon the consummation of a Change in Control, or (C) upon Mr. Richard's death or disability.  Mr. Richard is entitled to full ratchet anti-dilution protection with respect to forty (40%) percent of vested options.  The Company has agreed to use its best efforts to register, and maintain the effectiveness of a registration statement on Form S-8, for resale all of the Option Shares granted to Mr. Richard and, at any time that Form S-8 is not effective, to grant him piggyback registration with respect to any registration statement filed by the Company.

Mr. Richard also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to two weeks annual vacation.  He is also entitled to be reimbursed for business expenses incurred by him in promoting the Company's business.

If Mr. Richard's employment is terminated for reasons other than death, disability, or voluntary termination by Mr. Richard, the Company will be obligated to make monthly payments to Mr. Richard for each month during the remaining term of the employment agreement, but not less than six (6) months.  Each monthly payment shall be equal to one-twelfth (1/12th) of his annual base salary, as in effect on the date of termination.  In addition, any restricted stock, stock options or other awards granted to him will become immediately vested in full and, in the case of stock options, exercisable in full. Mr. Richard will also be permitted to continue to participate for a period of six (6) months year, at the Company's expense, in all benefit and insurance plans, coverage and programs in which he was participating as of the termination date.

The Company may terminate the agreement if it determines that Mr. Richard has been unable to attend to his duties for at least ninety (90) days because of a medically diagnosable physical or mental condition, and has received a written opinion from a physician acceptable to the Board that such condition prevents the him from resuming full performance of his duties and is likely to continue for an indefinite period.  Upon such termination, the Company shall pay Mr. Richard a monthly disability benefit equal to one-twelfth (1/12th) of his current annual base salary at the time he became permanently disabled until the earliest of (i) the month in which the he returns to active employment, either with the Company or otherwise, (ii) the end of the initial term of the agreement, or the current renewal term, as the case may be, or (iii) the sixth month after the date of the termination. Any such payments shall be reduced by any amounts paid to Mr. Richard under any long-term disability plan or other disability program or insurance policies maintained or provided by the Company.

If Mr. Richard is terminated for Cause, he shall be entitled to receive his base salary through the date of termination and any non-forfeitable benefits earned and payable to him under the terms of deferred compensation or incentive plans maintained by the Company.

In the event of a Change in Corporate Control, any restricted stock, stock options or other awards granted to Mr. Richard shall become immediately vested in full and, in the case of stock options, exercisable in full.  Additionally, if at any time during the twelve (12) consecutive months following or six (6) months prior to the occurrence of a Change in Corporate Control, Mr. Richard is involuntarily terminated (other than for Cause) by the Company, he shall be entitled to lump sum severance pay in an amount equal to the sum of (i) 50% of his annual base salary in effect at the time of the Change in Corporate Control plus (ii) 50% of the annual bonus paid to him with respect to the last fiscal year ending prior to the Change in Corporate Control.

J. Thomas Zender.  In addition to the employment agreements described above, our Board of Directors has approved a compensation arrangement with J. Thomas Zender, a Director.  Pursuant to this arrangement, we have agreed to issue 325,000 shares of our common stock to Mr. Zender in consideration for his past services as a Director and 175,000 shares in consideration for his services as a Director during the current year.

Incorporation of Certain Information By Reference

This information statement is accompanied by a copy of our Annual Report on Form 10-KSB for the year ended December 31, 2003 (the "2003 Form 10-KSB") and Form 10-QSB for the quarter ended __________.

The following information from our 2003 Form 10-KSB (File No. 00031395), as filed with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, is hereby incorporated by reference into this information statement:

1.   "Management's Discussion and Analysis of Financial Condition and Results of Operations," included in Item 6 thereof;

2.   Our consolidated financial statements as of December 31, 2003 and for the years ended December 31, 2002 and 2003, included in       Item 7 thereof;

3.   "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure," included in Item 8 thereof;

4.   "Directors, Executive Officers, Promoters and Control Persons of the Company," included in Item 9 thereof;

5.   "Executive Compensation," included in Item 10 thereof; and

6.   "Certain Relationships and Related Transactions," included in Item 12 thereof.

Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this information statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this information statement.

Cost of Information Statement and Delivery of Documents to Multiple Shareholders Sharing and Address

We will bear the cost of preparing, printing, and mailing this Information Statement.

One Information Statement will be delivered to multiple shareholders sharing an address unless we receive contrary instructions from such shareholders. Upon receipt of such notice, we will undertake to deliver promptly a separate copy of the Information Statement to the shareholder at a shared address to which a single copy of the documents was delivered. In the event you desire to provide such notice to us with respect to this Information Statement or any future Annual Report, Proxy Statement or Information Statement, such notice may be given verbally by telephoning our offices at (714) 368-8705 or by mail to 14471Chambers Road, Suite 105, Tustin, CA  92780.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the matters addressed above. Your consent to these items is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By Order of the Board of Directors

/s/ K. Mason Conner --------------------------------- K. Mason Conner, President and Director

EXHIBITS TO INFORMATION STATEMENT

Exhibit Letter                                  Description

        A                                                 Article of Amendment to Articles of Incorporation to increase authorized number of common shares.

        B                                                 Plan of Internal Restructuring

        C                                                 Executive Employment Agreement for K. Mason Conner

        D                                                 Executive Employment Agreement for H. Jay Hill

        E                                                  Executive Employment Agreement for Michael Richard

        F                                                  Form of Action by Written Consent by Majority Shareholders